Exhibit 10.1   TRANSFER  AGENT  AND  REGISITRAR  AGREEMENT



                     TRANSFER AGENT AND REGISITRAR AGREEMENT
                     ---------------------------------------

      THIS AGREEMENT made and entered into this 10th day of April, 1999, by and between:

NEVADA  AGENCY  AND  TRUST  COMPANY,  50  West  Liberty  Street,  Suite
880,  Reno,  Nevada  89501,  hereinafter  called  "TRANSFER  AGENT,"  and

STANDARD CAPITAL CORPORATION., 800 - 15355 24th Ave., Suite 287, White Rock, B.C., V4A 2H9, a Delaware corporation, hereinafter called "COMPANY" or "STANDARD".

              NOW THEREFORE, for valuable consideration and the mutual promises herein contained, the parties hereto agree as follows, to wit:

      1. [APPOINTMENT OF TRANSFER AGENT] Standard hereby appoints TRANSFER AGENT as the Transfer Agent and Registrar for Standard's Common Stock, commencing on this 10th day of April 1999.

      2. [COMPANY'S DUTY] Standard agrees to deliver to TRANSFER AGENT a complete up-to-date stockholder list showing the name of the individual stockholder, current address, the number of shares and the certificate numbers, it being specifically understood and agreed that the TRANSFER AGENT is not to be held responsible for any omissions or error, that may leave occurred prior to this Agreement whether on the part of Standard itself or its previous transfer agent or agents. Standard hereby agrees to indemnify TRANSFER AGENT in this regard.

       3. [STOCK CERTIFICATES] Standard agrees to provide an adequate number of stock certificates to handle Standard's transfers on a current basis. Upon receipt of TRANSFER AGENT'S request, Standard agrees to furnish additional stock certificates as TRANSFER AGENT deems necessary considering the volume of transfers. The stork certificates shall be supplied at COMPANY'S cost. The TRANSFER AGENT agrees to order stock certificates from its printer upon request of Standard.

      4. [TRANSFER AGENT DUTIES] TRANSFER AGENT agrees to handle the COMPANY'S transfers, record the same, and maintain a ledger, together with a file containing all correspondence relating to said transfers, which records shall be kept confidential and be available to Standard and its Board of Directors, or to any person specifically authorized by the Board of Directors to review the records which shall be made available by TRANSFER AGENT during the regular business hours.

      5.    [TRANSFER  AGENT  REGISTRATION]   TRANSFER AGENT warrants that it is
registered  as  a  Transfer Agent with the United Stakes Securities and Exchange
Commission  under  the  Securities  Exchange  Act  of  1934,  as  amended.

      6.     [STOCKHOLIDER  LIST]           From  time to time, as necessary for
Company stockholders meeting or mailings, the TRANSFER AGENT will certify and make available to the current, active stockholders list for COMPANY purposes. It is agreed that a reasonable charge for supplying such list will be made by
TRANSFER AGENT to Standard. It is further agreed that in the event the TRANSFER AGENT received a request or a demand from a stockholder or the attorney of agent for a stockholder, for a list of stockholders, the TRANSFER AGENT will serve notice of such request by certified mail to Standard. Standard will have forty-eight (48) hours to respond in writing to the TRANSFER AGENT. If Standard orders the TRANSFER AGENT to withhold delivery of a list of stockholders as requested, the TRANSFER AGENT agrees to follow the orders of Standard. Standard will then follow the procedure set forth in the Uniform Commercial Code to restrain the TRANSFER AGENT from making delivery of a stockholders list.

      7.    [TRANSFER  FEE]   TRANSFER  AGENT  agrees to assess and collect from
the  person  requesting  a transfer and/or the transferror, a fee of Fifteen and


                                      -55-
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No/100  dollars  ($15.OO)  for  each  stock  certificate issued, except original issues of stock or warrant certificates, which fees shall be paid by Standard. This fee may be decreased or increased at any time by the TRANSFER AGENT. This fee shall be the property of the TRANSFER AGENT.

      8. [ANNUAL FEE] Standard agrees to pay the TRANSFER AGENT an annual fee of TWELVE HUNDRED DOLLARS ($1,200.00) each year. This fee reimburses the TRANSFER AGENT for the expense and time required to respond to the written and oral inquiries from brokers and the investing public, as well as maintaining the transfer books and records of the corporation. The annual fee will be due on 1st of July of each year and is subject to annual review.

     9 [TERMINATION] This Agreement may be terminated by either party given written notice of such termination to the other party at least ninety (90) days before the effective date. The TRANSFER AGENT shall return all of the transfer records to Standard and its duties and obligations as TRANSFER AGENT shall cease at that time. The TRANSFER AGENT will be paid a Termination Fee of $1.00 per registered stockholder of Standard at the time the written termination notice is served.

     I0.    [COMPANY  STATUS]   Standard  will  promptly  advise  the TRANSFER
AGENT of any changes or amendments to the Articles of Incorporation, any significant changes in corporate status, changes in officers, etc., and of all changes in filing status with the Securities and Exchange Commission, or any state entity, and to hold the TRANSFER AGENT harmless from its failure to do so.

      II- [INDEMNIFICATION OF TRANSFER AGENT] Standard agrees to indemnify and hold harmless the TRANSFER AGENT, from any and all loss, liability of damage, including reasonable attorneys' fees and expenses, arising out of, or resulting from the assertion against the TRANSFER AGENT of any claims, debts or obligations in connection with any of the TRANSFER AGENT'S duties as set forth in the Agreement, and specifically it is understood that the TRANSFER AGENT shall have the right to apply to independent counsel at Standard'S expense in following Standard'S directions and orders.

    12. [COUNTERPARTS] This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all such counterparts shall constitute one and the same instrument.

    13.  [NOTICE]      Any  notice under this Agreement shall be deemed to have
been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

               TO  STANDARD:
               E. Del Thachuk, President
               STANDARD CAPITAL CORPORATION
               800 - 15355 24th Ave., Suite 287
               White Rock, B.C., V4A  2H9

               TO  THE  TRANSFER  AGENT:
               NEVADA AGENCY AND TRUST COMPANY
               50 West Liberty Street, Suite 880
               Reno, Nevada 89501

     14.     [MERGER CLAUSE]     This Agreement supersedes all prior agreements
and understandings between the parties and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall binding unless in writing and signed by the parties hereto.

      15.    [GOVERNING  LAW]   This  Agreement  shall  be  governed  by and
construed  in  accordance  with  the  laws  of  the  State  of  Nevada.

   THIS AGREEMENT has been executed by the parties hereto as of the day and year 1st above written, by the duly authorized officer or officers of said parties, and the same will be binding upon the assigns and successors in interest of the parties hereto.

                                      -56-
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                         NEVADA  AGENCY  AND  TRUST  COMPANY
                         TRANSFER  AGENT

                         BY     /S/"AMANDA  CARDINALLI"
                            ---------------------------
                         AMANDA  CARDINALLI,  VICE  PRESIDENT

                         STANDARD CAPITAL CORPORATION
                         (Company)

                         BY  /S/ "E. DEL THACHUK"
                         --------------------------
                            E. DEL THACHUK
                              PRESIDENT